UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

February 26, 2010
Date of Report (Date of earliest event reported)

LocatePLUS Holdings Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-49957	04-3332304
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Cummings Center
Suite 235M
Beverly, MA		01915
(Address of principal executive offices)		(Zip Code)

(978) 921-2727
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
     (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
     (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of the Company on February 25, 2010 accepted with regret the voluntary resignation of Geoffrey Lee as Interim President and Chief Executive Officer. Mr. Lee will resume his previous position as President of Entersect, a wholly owned subsidiary of LocatePlus Holdings.

Following the resignation of Mr. Lee, the Board of Directors appointed current Board member, Derrick Spatorico to the position of Acting President and Chief Executive Officer.

Mr. Spatorico is an active venture investor and an attorney at law practicing in New York. He is intimately familiar with civil and criminal litigation as well as corporate, commercial transaction, and real estate law. He is legal counsel to various corporations ranging in size from small, single shareholder to large multi-national corporations.   In his most recent venture, Mr. Spatorico acted as President and CEO of Trubackgrounds.  During his tenure, he and his staff tripled the firm's revenue and quadrupled the firm's net profit.  Mr. Spatorico sits on the Board of a number of local charities and philanthropic institutions. On September 24, 2009 the Company acquired all the stock of Employment Screening Profiles, Inc.(d/b/a Trubackgrounds)

LOCATEPLUS HOLDINGS CORPORATION

S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LocatePLUS Holdings Corporation

By: /s/ Derrick Spatorico
Derrick Spatorico
Acting President and CEO

Date: February 26, 2010